Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of June 11, 2015 and is entered into by and among Pulmatrix Inc., a Delaware corporation, and each of its subsidiaries (hereinafter collectively referred to as “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively referred to as “Lender”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation, as administrative agent (in such capacity, “Agent”) and as a Lender.

RECITALS

A.           Lender has agreed to make available to Borrower (or an Affiliate thereof pursuant to the terms of this Agreement) a loan in an aggregate principal amount of $7,000,000 (the “Term Loan,” and such amount the “Term Loan Amount”).

B.           Lender is willing to make the Term Loan on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower, Agent and Lender agree as follows:

SECTION 1.       DEFINITIONS AND RULES OF CONSTRUCTION

1.1           Definitions. Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Account Control Agreement(s)” means any agreement entered into by and among Agent, Borrower and a third party Bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which grants Agent a perfected first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H.

“Advance” means the Term Loan funds advanced under this Agreement.

“Advance Date” means the funding date of the Advance.

“Advance Request” means a request for the Advance submitted by Borrower to Agent in substantially the form of Exhibit A.

“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of another Person, (c) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities, or (d) any Person related by blood or marriage to any Person described in subsection (a), (b) or (c) of this paragraph. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” has the meaning given to it in the preamble to this Agreement.

“Agreement” means this Loan and Security Agreement, as amended from time to time.

“Amortization Date” means August 1, 2016.

“Assignee” has the meaning given to it in Section 11.13.

“Borrower” has the meaning given to it in the preamble to this Agreement, and, for the avoidance of doubt, in connection with Lender’s making of the Advance “Borrower” shall include the Parent Company and its Subsidiaries.

“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business.

“Cap” has the meaning given to it in Section 2.5(d).

“Cash” means cash, cash equivalents and liquid funds.

“Change in Control” means any (i) reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower or any Subsidiary, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower or any Subsidiary in which the holders of Borrower or Subsidiary’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than 50% of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower or Subsidiary is the surviving entity, or (ii) sale or issuance by Borrower of new shares of Preferred Stock of Borrower to investors, none of whom are current investors in Borrower, and such new shares of Preferred Stock are senior to all existing Preferred Stock and Common Stock with respect to liquidation preferences, and the aggregate liquidation preference of the new shares of Preferred Stock is more than 50% of the aggregate liquidation preference of all shares of Preferred Stock of Borrower; provided, however, the Merger and the transactions related to the Merger as described in the Form S-4 shall not constitute a Change in Control.

“Claims” has the meaning given to it in Section 11.10(a).

“Closing Date” means the date of this Agreement.

“Collateral” means the property described in Section 3.

“Commitment Fee” means $35,500, which fee is due to Lender on or prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.

“Common Stock” means, following the consummation of the Merger and the delivery by the Parent Company of a Joinder Agreement to Agent, the common stock, $0.0001 par value per share, of the Parent Company.

“Confidential Information” has the meaning given to it in Section 11.12.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Conversion Conditions” has the meaning given to it in Section 2.5(b).

“Conversion Election Notice” has the meaning given to it in Section 2.5(a).

“Conversion Option” has the meaning given to it in Section 2.5(a).

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Delivery Date” has the meaning given to it in Section 2.5(a).

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Eligible Market” means the NYSE MKT, the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any successors to any of the foregoing).

“End of Term Charge” has the meaning given to it in Section 2.6.

“Equity Event” means the first sale or issuance, after the consummation of the Merger, of Borrower securities to institutional accredited investors in a private financing exempt from registration under the Securities Act of 1933, as amended, for the primary purpose of raising capital for aggregate gross proceeds to the Company of at least $10,000,000.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning given to it in Section 9.

“Excluded Taxes” means taxes imposed on or measured by net income (however denominated) of Agent or Lender.

“Facility Charge” means an amount equal to 1.00% of the Term Loan Amount, which is $70,000.

“Financial Statements” has the meaning given to it in Section 7.1.

“Fixed Conversion Price” has the meaning given to it in Section 2.5(a).

“Foreign Subsidiary” means any Subsidiary other than a Subsidiary organized under the laws of any state within the United States.

“Form S-4” means the Form S-4 filed on April 15, 2015 by Ruthigen, Inc. (file no. 333-203417), as amended from time to time.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business that is not more than sixty (60) days past due), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Indemnified Person” has the meaning given to it in Section 6.3.

“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person.

“Joinder Agreements” means, for the Parent Company and each Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.

“Lender” has the meaning given to it in the preamble to this Agreement.

“Liabilities” has the meaning given to it in Section 6.3.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advance made under this Agreement.

“Loan Documents” means this Agreement, the Notes (if any), the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, the Warrant and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of Borrower and its Subsidiaries taken as a whole; or (ii) the ability of Borrower to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lender to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Agent’s Liens on the Collateral or the priority of such Liens.

“Maximum Rate” has the meaning given to it in Section 2.2.

“Merger” means the merger of the Borrower and Ruthigen Merger Corp. described in the Form S-4.

“NASDAQ” has the meaning given to it in Section 2.5(b).

“Note(s)” means a secured term promissory note or secured term promissory notes to evidence the Loan under this Agreement, in substantially the form attached hereto as Exhibit B.

“Parent Company” means the entity existing as of the date hereof and known as Ruthigen, Inc., and that following the consummation of the Merger will be the sole owner of Borrower which shall change its name to and be known as Pulmatrix Operating Company, Inc.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lender or Agent arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A; (iii) Indebtedness of up to $100,000 outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the Equipment financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with letters of credit that are secured by Cash and issued on behalf of Borrower or a Subsidiary thereof in an amount not to exceed $200,000 at any time outstanding, (viii) other Indebtedness in an amount not to exceed $300,000 at any time outstanding; and (ix) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (d) money market accounts; (iii) repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $250,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board of Directors; (viii) Investments consisting of travel advances in the ordinary course of business; (ix) Investments in newly-formed Domestic Subsidiaries, provided that each such Domestic Subsidiary enters into a Joinder Agreement promptly after its formation by Borrower and execute such other documents as shall be reasonably requested by Agent; (x) Investments in Foreign Subsidiaries approved in advance in writing by Agent (which approval shall not be unreasonably withheld) and not to exceed $250,000 in the aggregate in any fiscal year; (xi) joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $100,000 in the aggregate in any fiscal year; and (xii) additional Investments that do not exceed $250,000 in the aggregate.

“Permitted Liens” means any and all of the following: (i) Liens in favor of Agent or Lender; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) Liens on Cash securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness; and (xv) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xi) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (i) sales of Inventory in the ordinary course of business; (ii) non-exclusive licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business that would not result in a legal transfer of title of the licensed property (for the avoidance of doubt, nothing contain herein shall prohibit the Borrower from entering into an exclusive license for the use of its Intellectual Property for use in a particular field or a particular geographic region so long as any such license (x) could not result in a legal transfer of title of the licensed property and (y) is entered into in the ordinary course of business as presently conducted or as proposed to be conducted on the date hereof); (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business; (iv) the sale or other disposition of all or any part of the assets of Parent Company relating solely to the business conducted by the Parent Company prior to the Merger having a value not exceeding $1,000,000, or such greater amount as otherwise approved in advance in writing by Agent (which approval shall not be unreasonably withheld), and (v) other Transfers of assets having a fair market value of not more than $250,000 in the aggregate in any fiscal year.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Preferred Stock” means at any given time any equity security issued by Borrower that has any rights, preferences or privileges senior to the Common Stock.

“Prepayment Charge” has the meaning given to it in Section 2.4.

“Principal Installment Due Date” has the meaning given to it in Section 2.5(a).

“Principal Installment Payment” has the meaning given to it in Section 2.5(a).

“Prime Rate” means the “prime rate” as reported in The Wall Street Journal, and if not reported, then the prime rate most recently reported in The Wall Street Journal.

“Publicity Materials” has the meaning given to it in Section 11.18.

“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Required Lenders” means, at any time, the holders of more than 50% of the sum of the aggregate unpaid principal amount of the Term Loan then outstanding.

“Rights to Payment” has the meaning given to it in Section 3.

“Rule 144” has the meaning given to it in Section 2.5(e).

“SEC” has the meaning given to it in Section 2.5(e).

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document (other than the Warrant), including any obligation to pay any amount now owing or later arising.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole discretion.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower or, following the consummation of the Merger, the Borrower or Parent Company owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto, which Schedule may be updated from time to time.

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make the Advance to Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.

“Term Loan” has the meaning given to it in the Recitals.

“Term Loan Amount” has the meaning given to it in the Recitals.

“Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) 9.50% plus the Prime Rate minus 3.25%, and (ii) 9.50%.

“Term Loan Maturity Date” means July 1, 2018.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Warrant” means any warrant entered into in connection with the Loan, as may be amended, restated or modified from time to time.

1.2. Rules of Construction. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

SECTION 2.      THE LOAN

2.1           Term Loan.

(a)          Advance. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make, in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, an Advance of $7,000,000. Proceeds of any Advance shall be deposited into an account that is subject to a first priority perfected security interest in favor of Agent perfected by an Account Control Agreement.

(b)          Advance Request. To obtain the Advance, Borrower shall complete, sign and deliver an Advance Request to Agent at least three (3) Business Days before the Advance Date. Lender shall fund the Advance in the manner requested by the Advance Request provided that Lender’s obligation to fund the Advance is subject to Borrower’s satisfaction of all applicable conditions precedent to the Advance as of the requested Advance Date.

(c)          Interest. The principal balance of the Advance shall bear interest thereon from the Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d)          Payment. Borrower will pay interest on the Advance on the first Business Day of each month, beginning the month after the Advance Date. Commencing on the Amortization Date, and continuing on the first Business Day of each month thereafter, until the Secured Obligations are repaid, Borrower shall repay the aggregate principal balance of the Advance that is outstanding on the immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) based on an amortization payment schedule consisting of 30 months (even though, for the avoidance of doubt, the amortization period applicable to the Loan shall be of a shorter duration in accordance with the Term Loan Maturity Date), such payments beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations are repaid. The entire Term Loan principal balance and all accrued but unpaid interest hereunder shall be due and payable on Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lender under the Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender in connection with Section 11.11.

2.2           Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.3           Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to 5% of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c) plus 5% per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c) or this Section 2.3, as applicable.

2.4           Prepayment. At its option upon at least seven (7) Business Days prior notice to Agent, Borrower may prepay all, but not less than all, of the outstanding Advance by paying the entire principal balance and all accrued and unpaid interest thereon, together with a prepayment charge in an amount equal to the following percentage of the Advance amounts being prepaid (a “Prepayment Charge”): (i) if the Advance amounts are prepaid during any of the first 12 months after the Closing Date, 3.00%; (ii) if the Advance amounts are prepaid during the period commencing after 12 months but on or prior to 24 months after the Closing Date, 2.00%; and (iii) if the Advance amounts are paid during any period after 24 months following the Closing Date and prior to the Term Loan Maturity Date, 1.00%. Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advance. Upon the occurrence of a Change in Control, Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and all unpaid fees and expenses accrued to the date of repayment (including the End of Term Charge) together with the applicable Prepayment Charge.

2.5          Optional Payment of Principal by Conversion to Common Stock.

(a)          Borrower Election for Payment in Cash or Conversion to Common Stock. Subject to satisfaction of the Conversion Conditions and compliance with the other terms and conditions of this Section 2.5, Borrower may elect to pay, in whole or in part, any regularly scheduled installment of principal (a “Principal Installment Payment”) up to an aggregate maximum amount of $1,000,000 by converting a portion of the principal of the Loan into shares of Common Stock in lieu of payment thereof in cash (such option, a “Conversion Option”). In order to validly exercise a Conversion Option, Borrower (A) must deliver written notice thereof, in the form attached hereto as Exhibit I, to Agent (a “Conversion Election Notice”) five (5) days prior to the applicable due date of the applicable Principal Installment Payment (the “Principal Installment Due Date”) and (B) shall (provided that Borrower’s transfer agent is participating in the Fast Automated Securities Transfer Program of the Depository Trust Company) credit to Agent by no later than the first trading day following the applicable Principal Installment Due Date (such date, the “Delivery Date”) such aggregate number of shares of Common Stock to be issued to Lender with respect to such Conversion Election Notice, as determined in accordance with this Section 2.5 (which shares shall be free of any restrictions on transfer). All payments in respect of a Principal Installment Payment otherwise shall be made in cash, unless (A) Borrower timely delivers a Conversion Election Notice in accordance with this Section 2.5, (B) Borrower timely credits the shares of Common Stock to Lender, free of restrictive legends, in accordance with this Section 2.5 and (C) the Conversion Conditions are satisfied in respect of such payment. A Conversion Election Notice, once delivered by Borrower, shall be irrevocable unless otherwise agreed in writing by Lender. If Borrower elects to make a Principal Installment Payment, in whole or in part, through conversion of such amount into shares of Common Stock, the number of such shares of Common Stock to be issued in respect of such Principal Installment Payment shall be equal to the number determined by dividing (x) the applicable portion of such Principal Installment Payment by (y) $4.69 (the “Fixed Conversion Price”); provided, however, that upon the occurrence of any stock split, stock dividend, combination of shares or reverse stock split pertaining to the Common Stock, the Fixed Conversion Price shall be proportionately increased or decreased as necessary to reflect the proportionate change in the shares of Common Stock issued and outstanding as a result of such stock split, stock dividend, combination of shares or reverse stock split. Any shares of Common Stock issued pursuant to a Conversion Election Notice shall be deemed to be issued upon the applicable Principal Installment Due Date.

(b)          Conversion Conditions. Notwithstanding the foregoing, Borrower’s right to deliver, and Lender’s obligation to accept, shares of Common Stock in lieu of payment in cash of a Principal Installment Payment is subject to the satisfaction of each of the following conditions (the “Conversion Conditions”) as of the applicable Delivery Date:

(A)         the closing price of the shares of Common Stock as reported on the NASDAQ Capital Market (the “NASDAQ”) for each of the seven (7) consecutive trading days immediately preceding such Delivery Date shall be greater than or equal to the Fixed Conversion Price;

(B)         the Common Stock issued in connection with any such payment does not exceed 20% of the total trading volume of the Common Stock for the twenty-two (22) consecutive trading days immediately prior to and including such Delivery Date;

(C)         only one Conversion Election Notice may be given in any calendar month following the Amortization Date;

(D)         the aggregate principal amount to be paid in shares of Common Stock pursuant to Section 2.5(a) shall not exceed $1,000,000;

(E)         the Common Stock is (and was on each of the 22 consecutive trading days immediately preceding such Delivery Date) quoted or listed on the NASDAQ or another Eligible Market;

(F)         a registration statement is effective and available for the resale of all of the shares of Common Stock to be delivered on such Delivery Date, or such shares of Common Stock are eligible for resale to the public pursuant to Rule 144 without any limitation;

(G)         after giving effect to the issuance of such shares of Common Stock to Lender, Lender would not (x) beneficially own, together with its Affiliates, Common Stock in excess of the limitations specified in Section 2.5(d) and (y) have been issued shares of Common Stock pursuant to all Conversion Election Notices in an aggregate amount in excess of the Cap;

(H)         as of such Delivery Date, there is no outstanding Event of Default and there is no breach or default that, if left uncured, would reasonably be expected to result in an Event of Default; and

(I)          Borrower shall have sufficient authorized but unissued shares of Common Stock to provide for the issuance of the shares of Common Stock pursuant to the Conversion Election Notice. If any of the Conversion Conditions are not satisfied as of a Delivery Date, Borrower shall not be permitted to pay, and Lender shall not be obligated to accept, the Principal Installment Payment in shares of Common Stock, and Borrower shall instead pay such principal amount in cash; provided, however, that the Conversion Conditions set forth in clauses (A), (B), (C), (E), (F) and (H) above may be waived by a writing executed by both Borrower and Lender. In the event Borrower is relying upon an effective registration statement to satisfy clause (F) of the Conversion Conditions, each of Borrower and Lender shall provide customary indemnification to one another with respect to such registration statement in a form acceptable to Borrower and Lender. By no later than the first trading day following the Delivery Date, Borrower shall (provided that Borrower’s transfer agent is participating in the Fast Automated Securities Transfer Program of the Depository Trust Company) credit to Lender the shares of Common Stock to be delivered by Borrower with respect to the portion of the Principal Installment Payment being paid in shares of Common Stock.

(c)          Lender Election for Payment in Cash or Conversion to Common Stock. Subject to satisfaction of the Conversion Conditions and compliance with the other terms and conditions of this Section 2.5, with respect to any Principal Installment Payment scheduled to be paid by Borrower, Lender may elect to receive such payment in Common Stock by requiring Borrower to effect a Conversion Option. In order to exercise its right to require Borrower to effect a Conversion Option, Lender shall deliver a Conversion Election Notice to Borrower five (5) days prior to the applicable Principal Installment Due Date. Borrower shall (provided that Borrower’s transfer agent is participating in the Fast Automated Securities Transfer Program of the Depository Trust Company) credit to Lender by no later than the Delivery Date such aggregate number of shares of Common Stock to be issued to Lender with respect to such Conversion Election Notice, as determined in accordance with this Section 2.5 (which shares shall be free of any restrictions on transfer), by no later than the first trading day following the applicable Delivery Date. A Conversion Election Notice, once delivered by Lender, shall be irrevocable unless otherwise agreed in writing by Borrower. If Lender elects to receive a Principal Installment Payment in whole or in part through conversion of such amount into shares of Common Stock, the number of such shares of Common Stock to be issued in respect of such Principal Installment Payment shall be equal to the number determined by dividing (x) the applicable portion of such Principal Installment Payment by (y) the Fixed Conversion Price; provided, however, that upon the occurrence of any stock split, stock dividend, combination of shares or reverse stock split pertaining to the Common Stock, the Fixed Conversion Price shall be proportionately increased or decreased as necessary to reflect the proportionate change in the shares of Common Stock issued and outstanding as a result of such stock split, stock dividend, combination of shares or reverse stock split. Any shares of Common Stock issued pursuant to a Conversion Election Notice shall be deemed to be issued upon the applicable Principal Installment Due Date. Notwithstanding the foregoing, Lender’s right to receive, and Borrower’s obligation to issue, shares of Common Stock in lieu of payment in cash of a Principal Installment Payment is conditioned on the satisfaction of each of the following conditions as of such Delivery Date: (A) only one Conversion Election Notice may be given in any calendar month during the term of this Agreement; and (B) the aggregate principal amount to be paid in shares of Common Stock pursuant to Section 2.5 shall not exceed $1,000,000.

(d)          Beneficial Ownership Limitation. Notwithstanding any provision herein to the contrary, Lender, together with its Affiliates, shall not be permitted to beneficially own a number of shares of Common Stock (other than shares that may be deemed beneficially owned except for being subject to a limitation analogous to the limitation contained in this Section 2.5(d) in excess of 9.99% of the number of shares of Common Stock then issued and outstanding, it being the intent of Borrower and Lender that Lender, together with its Affiliates, not be deemed at any time to have the power to vote or dispose of greater than 9.99% of the number of shares of Common Stock issued and outstanding at any time; provided, however, that Lender shall have the right, upon 61 days’ prior written notice to Borrower, to waive the 9.99% limitation of this subsection. Notwithstanding anything contained herein to the contrary, Borrower shall not be permitted to issue to Lender, and Lender shall not be required to accept, shares of Common Stock pursuant to a Conversion Election Notice if and to the extent such issuance, when taking together with all other issuances pursuant to prior Conversion Election Notices, would result in (A) the issuance of more than 19.99% of the Common Stock outstanding as of the date of this Agreement or (B) Lender, together with its Affiliates, beneficially owning in excess of 19.99% of the outstanding Common Stock (each of clauses (A) and (B) are referred to herein as the “Cap”). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act. For any reason at any time, upon written or oral request of Lender, Borrower shall within one business day confirm orally and in writing to Lender the number of shares of Common Stock then issued and outstanding as of any given date.

(e)          Rule 144. With a view to making available to Lender the benefits of Rule 144 under the Securities Act of 1933, as amended (including any successor rule, “Rule 144”) and any other rule or regulation of the Securities and Exchange Commission (the “SEC”) that may at any time permit Lender to sell shares of Common Stock issued pursuant to Section 2.5 to the public without registration, Borrower covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until six (6) months after such date as all of the shares of Common Stock issued pursuant to Section 2.5 may be sold without restriction by Lender pursuant to Rule 144 or any other rule of similar effect; (ii) file with the SEC in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required to be filed by Borrower under the 1934 Act; and (iii) furnish to Lender upon request, as long as Lender owns any shares of Common Stock issued pursuant to Section 2.5, such information as Lender or Agent may reasonably request and that is reasonably necessary to ensure compliance with Rule 144 (or any successor rule thereto).

(f)          Stock Reservation. Borrower covenants and agrees to reserve from its duly authorized capital stock not less than the number of shares of Common Stock that may be issuable upon payment of any Principal Installment Payment pursuant to Section 2.5. Borrower further represents, warrants and covenants that, upon issuance of any shares of Common Stock pursuant to Section 2.5, such shares of Common Stock shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof.

(g)          Authorization. For so long as Lender holds any shares of Common Stock issued pursuant to Section 2.5, Borrower shall maintain the Common Stock’s authorization for listing on NASDAQ (or on another Eligible Market) and Borrower shall not take any action which would reasonably be expected to result in the delisting or suspension of the Common Stock on NASDAQ (or other Eligible Market on which the Common Stock is listed).

2.6           End of Term Charge. On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender an amount equal to $245,000 (the “End of Term Charge”). Notwithstanding the required payment date of the End of Term Charge, it shall be deemed earned by Lender as of the Closing Date.

2.7           Notes. If requested by Lender in a written notice to Borrower, Borrower shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of Lender pursuant to Section 11.13) (promptly after Borrower’s receipt of such notice) a Note or Notes to evidence Lender’s Loans.

2.8           Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loan shall be made pro rata according to the Term Commitments of the relevant Lender.

SECTION 3.      SECURITY INTEREST

As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower (including, for the avoidance of doubt, the Parent Company upon its delivery of a Joinder Agreement to Agent) grants to Agent a security interest in all of Borrower’s right, title, and interest in and to the following personal property whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of Borrower’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in the Rights to Payment. Notwithstanding the broad grant of the security interest set forth this Section 3, the Collateral shall not include (i) Intellectual Property, (ii) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower in any Foreign Subsidiary and (iii) nonassignable licenses or contracts, which by their terms require the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406, 9407 and 9408 of the UCC).

SECTION 4.      CONDITIONS PRECEDENT TO LOAN

The obligations of Lender to make the Loan hereunder are subject to the satisfaction of the conditions set forth in Section 4.1, Section 4.2 and Section 4.3.

4.1         Closing Date Conditions. On or prior to the Closing Date, Borrower shall have delivered to Agent the following:

(a)          executed originals of the Loan Documents to which Borrower is a party, Account Control Agreements, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;

(b)          certified copy of resolutions of Borrower’s board of directors evidencing approval of the Loan and other transactions evidenced by the Loan Documents to which Borrower is a party;

(c)          certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

(d)          a certificate of good standing for Borrower from the Secretary of State of the State of Delaware and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would result in a Material Adverse Effect;

(e)          payment of the Facility Charge and reimbursement of Agent’s and Lender’s current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance; and

(f)          such other documents as Agent may reasonably request.

4.2         Advance Date Conditions. On the Advance Date:

(a)          Agent shall have received (i) an Advance Request for the Advance as required by Section 2.1(b), duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer; (ii) any other documents Agent may reasonably request with respect to the Advance; and (iii) the amounts payable pursuant to Section 4.1(e), if not otherwise paid on the Closing Date, which amounts may be deducted from the Advance.

(b)          The Parent Company shall have delivered (i) a duly executed Joinder Agreement and a duly executed Warrant; (ii) a certified copy of resolutions of the Parent Company’s board of directors evidencing approval of the Loan, the Warrant and the transactions and agreements contemplated by the Loan Documents; (iii) a counter-part signature page to the Perfection Certificate, originally dated June 11, 2015 (the “Perfection Certificate”); and (iv) if not previously delivered to Agent, (a) a fully executed Account Control Agreement with respect to the Deposit Account into which the proceeds of the Advance are to be deposited, and (b) any other Deposit Accounts of a Borrower with cash balances then-greater than, in the aggregate, $250,000.

(c)          (A) The representations and warranties set forth in (i) this Agreement, (ii) the Joinder Agreement, (iii) Section 9 of the Warrant, and (iv) each other agreement to which the Parent Company and any Borrower is a party shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and (B) the information set forth in the Perfection Certificate shall be true and correct in all respects as of the Advance Date (except for such changes to the Perfection Certificate as approved by Agent, acting reasonably).

(d)          The Parent Company and each other Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

(e)          The Merger shall have been consummated

(f)          The Pulmatrix Private Placement (as defined in the Form S-4) shall have been consummated in accordance with the Pulmatrix Private Placement SPA (as defined in the Form S-4).

(g)          The conversion the Outstanding Notes (as defined in the Form S-4) shall have been consummated in accordance with the Conversion and Termination Agreement (as defined in the Form S-4).

(h)          Borrower shall have satisfied, in all respects, the condition set forth Section 7.3(h) of that certain Agreement and Plan of Merger, dated March 13, 2015, by and among Parent Company, Borrower and Ruthigen Merger Corp, and such condition shall have not been waived in connection with the consummation of the Merger.

(i)          The Advance Request shall be deemed to constitute a representation and warranty by Borrower (including, for the avoidance of doubt, the Parent Company) on the Advance Date as to the matters specified in paragraphs (b)—(h) of this Section 4.2 and as to the matters set forth in the Advance Request, and each Borrower shall provide such other evidence as may requested by Lender in connection with Lender’s verification of the condition specified in Section 4.2(h); provided, however, if the Parent Company is not a signatory to the Advance Request, the Parent Company shall deliver a separate certificate that shall be deemed to constitute a representation and warranty by Parent Company on the Advance Date as to the matters specified in paragraphs (b)—(h) of this Section 4.2 and as to the other matters set forth in the Advance Request.

4.3           No Default. As of the Closing Date and the Advance, (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or would reasonably be expected to result in a Material Adverse Effect has occurred and is continuing.

SECTION 5.      REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that:

5.1           Corporate Status. Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to result in a Material Adverse Effect. Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date.

5.2           Collateral. Borrower owns the Collateral and the Intellectual Property free of all Liens, except for Permitted Liens. Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

5.3           Consents. Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents to which it is a party, (i) have been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of Borrower’s Certificate of Incorporation or bylaws, (iv) do not violate any, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject, where the failure to comply with any such law, regulation, order, injunction, decree or writ would result in a Material Adverse Effect, and (v) except as described on Schedule 5.3, do not violate any material contract or material agreement or require the consent or approval of any other Person. The individual or individuals executing the Loan Documents are duly authorized to do so.

5.4           Material Adverse Effect. No event that has had or could reasonably be expected to result in a Material Adverse Effect has occurred and is continuing. Borrower is not aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.

5.5           Actions Before Governmental Authorities. Except as described on Schedule 5.5, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its property, that would, if adversely determined against Borrower, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.6           Laws. Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default would reasonably expected to result in a Material Adverse Effect. Borrower is not in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other material agreement to which it is a party or by which it is bound.

5.7           Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Agent, whether prior to or after the Closing Date shall be (or, in the case of any such information provided prior to the Closing Date, were) (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board of Directors.

5.8           Tax Matters. Except as described on Schedule 5.8, (a) Borrower has filed all federal, material state and material local tax returns that it is required to file, (b) Borrower has duly paid or fully reserved for all material taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) Borrower has paid or fully reserved for any material tax assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

5.9           Intellectual Property Claims. Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property material to Borrower’s business. Except as described on Schedule 5.9, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim in writing has been made to Borrower that any material part of the Intellectual Property violates the rights of any third party. Exhibit D is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.10         Intellectual Property. Except as described on Schedule 5.10, Borrower has all material rights with respect to Intellectual Property necessary or material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign Intellectual Property necessary or material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material to Borrower’s business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products except customary covenants in inbound license agreements and equipment leases where Borrower is the licensee or lessee.

5.11         Borrower Products. Except as described on Schedule 5.11, no material Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. To the Borrower’s knowledge, there is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products. Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property that is necessary or material to the operation of the Borrower’s business (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim. To the Borrower’s knowledge, neither Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of any other Person.

5.12         Financial Accounts. Exhibit E, as may be updated by Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13         Employee Loans. Borrower has no outstanding loans to any employee, officer or director of Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of Borrower by a third party.

5.14         Capitalization and Subsidiaries. Borrower’s (not including Parent Company’s) capitalization as of the Closing Date is set forth on Schedule 5.14 annexed hereto. Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Parent Company’s capitalization is as set forth in its reports filed with the SEC on Edgar. Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

SECTION 6.       INSURANCE; INDEMNIFICATION

6.1           Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury and advertising injury Borrower must maintain a minimum of $2,000,000 of commercial general liability insurance for each occurrence. Borrower has and agrees to maintain a minimum of $2,000,000 of directors’ and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained commercially reasonable insurance upon the Collateral, insuring against such risks of physical loss or damage from such causes as are typically covered by commercially reasonable insurance policies customary for companies engaged in businesses similar to the business of the Borrower, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.

6.2           Certificates. Borrower shall deliver to Agent certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2; provided, however, with respect to Borrower’s directors’ and officers’ insurance, borrower shall deliver to Agent such certificates of insurance within 10 Business Days following the Closing Date. Borrower’s insurance certificate shall state Agent is an additional insured for commercial general liability, a loss payee for all risk property damage insurance, subject to the insurer’s approval, and a loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. Borrower shall provide a minimum of 30 days advance written notice to Agent of any cancellation or any other change adverse to Agent’s interests, under any insurance policy maintained by Borrower. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved.

6.3           Indemnity. Borrower agrees to indemnify and hold Agent, Lender and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting from any Indemnified Person’s gross negligence or willful misconduct. Borrower agrees to pay, and to save Agent and Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (other than Excluded Taxes) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement. In no event shall Borrower or any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).

SECTION 7.      COVENANTS OF BORROWER

Borrower agrees as follows:

7.1           Financial Reports. Borrower (which shall mean the Parent Company upon its delivery of a Joinder Agreement to Agent) shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):

(a)          as soon as practicable (and in any event within 30 days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to result in a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b)          as soon as practicable (and in any event within 45 days) after the end of each of the first three calendar quarters during each fiscal year, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to result in a Material Adverse Effect, certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year end adjustments; as well as the most recent capitalization table for Borrower, including the weighted average exercise price of stock options;

(c)          as soon as practicable (and in any event within 90 days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, accompanied by any management report from such accountants;

(d)          as soon as practicable (and in any event within 30 days) after the end of each month, a Compliance Certificate in the form of Exhibit F;

(e)          as soon as practicable (and in any event within seven (7) days) after the end of each month, a report showing agings of accounts receivable and accounts payable;

(f)          promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to its stockholders and copies of any regular, periodic and special reports or registration statements that Borrower files with the SEC or any governmental authority that may be substituted therefor, or any national securities exchange; provided, that Borrower shall not be required to furnish to Agent any reports, registration statements or other documents that are publicly available on the SEC’s website so long as Borrower notifies Agent of the availability of such materials in accordance with the last two sentences of this Section 7.1;

(g)          at the same time and in the same manner as it gives to its directors, copies of all notices, minutes, consents and other materials that Borrower provides to its directors in connection with meetings of the Board of Directors, and within 30 days after each such meeting, minutes of such meeting, provided that in all cases Borrower may exclude confidential compensation information and information that may be subject to attorney-client privilege; and

(h)          financial and business projections promptly following their approval by Borrower’s Board of Directors, and in any event, within 90 days prior to the end of Borrower’s fiscal year, as well as budgets and operating plans.

Borrower shall not (without the consent of Agent, such consent not to be unreasonably withheld or delayed), make any change in its (a) accounting policies or reporting practices, except as required by GAAP or (b) fiscal years or fiscal quarters. Borrower hereby represents and confirms that Borrower’s fiscal year ends on December 31.

Notwithstanding anything to the contrary in this Section 7.1, following consummation of the Merger, Borrower shall not be required to deliver any financial statements to the Agent under clause (b) or clause (c) above with respect to any period for which it has timely filed its Form 10-K or Form 10-Q, as the case may be, with the SEC; provided, that such Form 10-K or Form 10-Q, as the case may be, is publicly available on the SEC’s website (or a similar website) within the time periods permitted by this Section 7.1 and Borrower promptly notifies Agent in writing (which may be by electronic mail) of the posting of any such documents. To the extent any documents required to be delivered pursuant to the terms hereof are included in materials otherwise filed with the SEC, Borrower may deliver such documents by e-mailing to Agent a link of the applicable filing posted on the SEC website.

The executed Compliance Certificate may be sent via facsimile to Agent at (650) 473-9194 or via e-mail to financialstatements@herculestech.com or asherwindt@herculestech.com. All Financial Statements that may be required to be delivered pursuant to Section 7.1(a), Section 7.1(b) and Section 7.1(c) shall be sent via e-mail to the following addresses: financialstatements@herculestech.com, asherwindt@herculestech.com, and legal@herculestech.com, provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be sent via facsimile to Agent at: (866) 468-8916, attention Chief Investment Officer.

7.2           Management Rights. Borrower shall permit any representative that Agent or Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than once per fiscal year; provided, further, however, in no event shall the Borrower be required to provide access to any trade secrets, technical data or other commercially sensitive information. In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records. In addition, Agent or Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Agent and Lender shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lender with respect to any business issues shall not be deemed to give Agent or Lender, nor be deemed an exercise by Agent or Lender of, control over Borrower’s management or policies.

7.3           Further Assurances. Borrower shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to Agent’s Lien on the Collateral. Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary or desirable, or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements, collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower. Borrower shall use reasonable efforts to protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens. In addition to the foregoing, within five (5) Business Days of the Advance Date, Borrower (a) shall deliver to Agent a duly executed waiver and consent, in such form as agreed to in Agent’s reasonable discretion, from the lessor (and as applicable, any sub-lessor) of the property leased by Borrower for use as the Borrower’s corporate headquarters following the Merger, and (b) shall use commercially reasonable efforts to obtain bailee waivers, in such form as agreed to in Agent’s reasonable discretion, from any Person in possession of property of Borrower with an aggregate value greater than $500,000 (as reasonably determined by Borrower).

7.4           Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except for the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion.

7.5           Collateral; Negative Pledge. Borrower shall at all times keep the Collateral and all other property and assets (including, without limitation, Intellectual Property) used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process affecting the Collateral, the Intellectual Property, and such other property and assets, or any Liens thereon; provided, however, that the Collateral, the and such other property and assets may be subject to Permitted Liens except that there shall be no Liens whatsoever on Intellectual Property (other than any Lien in favor of Agent as permitted under this Agreement). Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens, provided however, that there shall be no Liens whatsoever on Intellectual Property of any Subsidiary, other than any Lien in favor of Agent as permitted under this Agreement), and shall give Agent prompt written notice of any legal process affecting such Subsidiary’s assets. Borrower shall not agree with any Person other than Agent or Lender not to encumber its property.

7.6           Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.7           Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements; provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest; (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that a Subsidiary may pay dividends or make distributions to another subsidiary or to Borrower (including, for the avoidance of doubt, any Subsidiaries that execute a Joinder Agreement); (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $100,000 in the aggregate; or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $100,000 in the aggregate.

7.8           Transfers. Except for Permitted Transfers, Borrower shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.

7.9           Mergers or Acquisitions. Other than the Merger, Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of (a) a Subsidiary which is not a Borrower into another Subsidiary or into Borrower or (b) a Borrower into another Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. For the avoidance of doubt, this Section 7.9 shall not prohibit the acquisition (including by exclusive license) of all or substantially all of the property of another Person to the extent (i) that such property is comprised substantially of Intellectual Property, (ii) the Borrower reasonably believes such acquisition is necessary in order to protect its interests in its Intellectual Property, and (iii) such acquisitions do not exceed $250,000 in any fiscal year.

7.10         Taxes. Borrower and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against (i) Borrower, (ii) Agent or Borrower to the extent arising as a result of the Loan Documents (other than Excluded Taxes), (iii) the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof, or (iv) upon Borrower’s rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor in accordance with GAAP.

7.11         Corporate Changes. Other than in connection with the Merger, neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without 20 days’ prior written notice to Agent. Neither Borrower nor any Subsidiary shall suffer a Change in Control, other than the Merger. Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States. Neither Borrower nor any Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $150,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to Agent, (ii) such relocation is within the continental United States and, (iii) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to Agent. Lender and Agent acknowledge that Parent Company will be relocating its chief executive office and principal place of business to the chief executive office and principal place of business of Borrower as described in the Form S-4.

7.12         Deposit Accounts. Neither Borrower nor any Subsidiary shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Agent has an Account Control Agreement; provided, however, with respect to the Deposit Accounts of Parent Company, except as otherwise required pursuant to Section 2.1 and Section 4.2(b)(iii), Borrower shall have five (5) Business Days after the Advance Date to deliver Account Control Agreements to Agent.

7.13         Subsidiaries. Borrower shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within 15 days of formation, shall cause any such Subsidiary to execute and deliver to Agent a Joinder Agreement.

7.14         Notification of Event of Default. Borrower shall notify Agent immediately of the occurrence of any Event of Default.

SECTION 8.      RIGHT TO invest

Lender or its assignee or nominee, which assignee or nominee shall be an Affiliate of Lender, shall have the right, in its discretion, to purchase Borrower securities having an aggregate purchase price of up to $1,000,000 in the Equity Event. Such right shall be on the same terms and conditions afforded to other investors in the Equity Event.

SECTION 9.      EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1           Payments. Borrower fails to pay any amount of principal when due under this Agreement or fails to pay accrued and unpaid interest when due under this Agreement; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Lender or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three Business Days following Borrower’s knowledge of such failure to pay; or

9.2           Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower, Agent and Lender, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 7.4, 7.5, 7.6, 7.7, 7.8, 7.9 and 7.12), any other Loan Document or any other agreement among Borrower, Agent and Lender, such default continues for more than 10 days after the earlier of the date on which (i) Agent or Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 7.4, 7.5, 7.6, 7.7, 7.8, 7.9 and 7.12, the occurrence of such default; or

9.3           Material Adverse Effect. A circumstance has occurred that would reasonably be expected to have a Material Adverse Effect; or

9.4           Representations. Any representation or warranty made by Borrower in any Loan Document shall have been false or misleading in any material respect when made or when deemed made; or

9.5           Insolvency. Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) 30 days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) 30 days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

9.6           Attachments; Judgments. Any portion of Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money (not covered by independent third party insurance as to which liability has not been rejected by such insurance carrier), individually or in the aggregate, of at least $100,000, or Borrower is enjoined or in any way prevented by court order from conducting any part of its business; or

9.7           Other Obligations. The occurrence of any default under any agreement or obligation of Borrower involving any Indebtedness in excess of $100,000.

SECTION 10.    REMEDIES

10.1         General. Upon and during the continuance of any one or more Events of Default, (i) Agent may, at its option, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) Agent may, at its option, sign and file in Borrower’s name any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, Borrower hereby grants Agent an irrevocable power of attorney coupled with an interest, and (iii) Agent may notify any of Borrower’s account debtors to make payment directly to Agent, compromise the amount of any such account on Borrower’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account. Agent may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral, in any case, subject to the UCC. All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2         Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon 10 calendar days prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent and Lender in an amount sufficient to pay in full Agent’s and Lender’s costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Agent may choose in its sole discretion; and

Finally, after the full, final, and indefeasible payment in Cash of all of the Secured Obligations to Borrower or its representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3         No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.

10.4         Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

SECTION 11.     MISCELLANEOUS

11.1         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2         Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a)          If to Agent:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
Legal Department
Attention: Deputy General Counsel
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060

(b)          If to Lender:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
Legal Department
Attention: Deputy General Counsel
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060

(c)          If to Borrower:

PULMATRIX INC.
99 Hayden Avenue
Suite 390
Lexington, MA 02421
Attention: Dr. Robert Clarke

Email: rclarke@Pulmatrix.com

Telephone: 781-357-2333

with a copy to:

Haynes and Boone, LLP
30 Rockefeller Plaza
New York, NY 10012

Attention: Rick A. Werner, Esq.
Email: rick.werner@haynesboone.com

Telephone: 212-659-7300

or to such other address as each party may designate for itself by like notice.

11.3           Entire Agreement; Amendments.

(a)          This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s proposal letter executed by Borrower on March 6, 2015).

(b)          Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, Agent and Borrower party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of Lender or of Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or Agent and Borrower, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Term Commitment, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Borrower from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.17 without the written consent of Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrower, Lender, Agent and all future holders of the Loans.

11.4         No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5         No Waiver. The powers conferred upon Agent and Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or Lender to exercise any such powers. No omission or delay by Agent or Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or Lender is entitled, nor shall it in any way affect the right of Agent or Lender to enforce such provisions thereafter.

11.6         Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

11.7         Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and Lender’s successors and assigns; provided that, as long as no Event of Default has occurred and is continuing, neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party (other than with the prior written consent of Borrower) that is (a) a direct competitor of Borrower (as reasonably determined by Agent) or (b) a non-U.S. person, as determined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended. In connection with any assignment, transfer or endorsement of this Agreement, if applicable, Agent shall cause the assignee to deliver to Borrower a duly executed Form W-9 with respect to the assignee. For the avoidance of doubt, consummation of the transaction contemplated in connection with the Merger shall not constitute an assignment or transfer under this Section 11.7.

11.8         Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lender in the State of California, and shall have been accepted by Agent and Lender in the State of California. Payment to Agent and Lender by Borrower of the Secured Obligations is due in the State of California. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9         Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.10      Mutual Waiver of Jury Trial / Judicial Reference.

(a)           Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, AGENT AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower and Lender; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b)          If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c)          In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

11.11       Professional Fees. Borrower promises to pay Agent’s and Lender’s fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, Borrower promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses (including fees and expenses of in-house counsel) incurred by Agent and Lender after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof. The parties hereto agree that the fees of Agent’s legal counsel payable by Borrower in connection with the negotiation of the Loan Documents and the actions to be taken and the deliveries to be made in connection with the Advance on the Closing Date shall equal $17,500 (such amount in addition to the costs of any UCC searches and filing costs incurred by Agent’s legal counsel on behalf of Agent and Lender).

11.12       Confidentiality. Agent and Lender acknowledge that certain items of Collateral and information provided to Agent and Lender by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and Lender agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral or otherwise pursuant to this Agreement shall not be disclosed to any other Person or entity in any manner whatsoever or used by Agent or Borrower for any purpose other than administering, performing or exercising their rights hereunder or under any other Loan Document, in whole or in part, without the prior written consent of Borrower, except that Agent and Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its Affiliates if Agent or Lender in their reasonable discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure and unauthorized use of Confidential Information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lender’s counsel; (e) to comply with any legal requirement or law applicable to Agent or Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Agent’s sale, lease, or other disposition of Collateral after default; (g) to any participant or assignee of Agent or Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents.

11.13       Assignment of Rights. Borrower acknowledges and understands that Agent or Lender may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lender shall retain all rights, powers and remedies hereby given. No such assignment by Agent or Lender shall relieve Borrower of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of the Note(s)(if any), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.14       Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or Lender in Cash.

11.15       Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.16       No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lender and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, Lender and Borrower.

11.17       Agency.

(a)          Lender hereby irrevocably appoints Hercules Technology Growth Capital, Inc. to act on its behalf as Agent hereunder and under the other Loan Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)          Lender agrees to indemnify Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Term Commitment percentages (based upon the total outstanding Term Loan Commitments) in effect on the date on which indemnification is sought under this Section 11.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

(c)          The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

(d)          Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent shall not:

(i)          be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;

(ii)         have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by Lender, provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)        except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and Agent shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as Agent or any of its Affiliates in any capacity.

(e)          Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Lender or as Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

(f)          Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent.

(g)          Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of the Loan Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement, the Loan Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lender with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

11.18         Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party's name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.12.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower, Agent and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

PULMATRIX INC.

	Signature:	/s/ Robert W. Clarke, Ph.D.

	Print Name:	Robert W. Clarke, Ph.D.

	Title:	Chief Executive Officer

Accepted in Palo Alto, California:

AGENT:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

	Signature:	/s/ Christine Fera

	Print Name:	Christine Fera

	Title:	Director of Contract Originations

LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

	Signature:	/s/ Christine Fera

	Print Name:	Christine Fera

	Title:	Director of Contract Originations

Table of Exhibits and Schedules

Exhibit A:	Advance Request
Attachment to Advance Request

Exhibit B:	Promissory Note

Exhibit C:	Name, Locations, and Other Information for Borrower

Exhibit D:	Borrower’s Patents, Trademarks, Copyrights and Licenses

Exhibit E:	Borrower’s Deposit Accounts and Investment Accounts

Exhibit F:	Compliance Certificate

Exhibit G:	Joinder Agreement

Exhibit H:	ACH Debit Authorization Agreement

Exhibit I:	Conversion Election Notice

Schedule 1	Subsidiaries
Schedule 1.1	Commitments
Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 5.3	Consents, Etc.
Schedule 5.5	Actions Before Governmental Authorities
Schedule 5.8	Tax Matters
Schedule 5.9	Intellectual Property Claims
Schedule 5.10	Intellectual Property
Schedule 5.11	Borrower Products
Schedule 5.14	Capitalization

EXHIBIT A

FORM OF

ADVANCE REQUEST

To:	Agent:	Date: [●]

Hercules Technology Growth Capital, Inc. (the “Agent”)
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Attn:

[●] (“Borrower”) hereby requests from Hercules Technology Growth Capital, Inc. (“Lender”) an Advance in the amount of $7,000,000 on [●], 2015 (the “Advance Date”) pursuant to the Loan and Security Agreement among Borrower, Agent and Lender (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a)	Issue a check payable to Borrower	________

or

(b)	Wire Funds to Borrower’s account	________

Bank:
Address:

ABA Number:
Account Number:
Account Name:

Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that no event that has had or could reasonably be expected to result in a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement and in the Warrant are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed prior to and as of the Advance Date; and (iv) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents. Borrower understands and acknowledges that Agent has the right to review the financial information supporting the foregoing representation and, based upon such review in its sole discretion, Lender may decline to fund the requested Advance if it determines that the foregoing representation is not true, complete and accurate.

Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of the Agreement as set forth in the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify Agent promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Borrowing Date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of [●], 2015

BORROWER:

SIGNATURE:
TITLE:
PRINT NAME:

ATTACHMENT TO ADVANCE REQUEST

Dated: [●]

Borrower hereby represents and warrants to Agent that Borrower’s current name and organizational status is as follows:

Name:	[PULMATRIX OPERATING COMPANY, INC.]

Type of organization:	CORPORATION

State of organization:	Delaware

Organization file number:	3649036

Borrower hereby represents and warrants to Agent that the street addresses, cities, states and postal codes of its current locations are as follows: 99 Hayden Avenue, Suite 360, Lexington, MA 02421

EXHIBIT B

FORM OF

SECURED TERM PROMISSORY NOTE

$7,000,000	Advance Date: ___ __, 20[●]

Maturity Date: _____ ___, 20[●]

FOR VALUE RECEIVED, [●], a Delaware corporation, for itself and each of its Subsidiaries (the “Borrower”), hereby promises to pay to the order of Hercules Technology Growth Capital, Inc., a Maryland corporation, or the holder hereof (the “Lender”), at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301, or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of $7,000,000 or such other principal amount as Lender has advanced to Borrower, together with interest at the Term Loan Interest Rate, as such term is defined in that certain Loan and Security Agreement, dated June 11, 2015, by and among Borrower, Hercules Technology Growth Capital, Inc., in its capacity as agent (the “Agent”), and the several banks and other financial institutions or entities from time to time party thereto as lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”).

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, the Loan Agreement, and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF AND
ON BEHALF OF ITS SUBSIDIARIES:	[●]

By:
Title:

EXHIBIT C

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER

1.    Borrower represents and warrants to Agent that Borrower’s current name and organizational status as of the Closing Date is as follows:

Name:  PULMATRIX INC.

Type of organization:  Corporation

State of organization:  DELAWARE

Organization file number:   3649036

2.   Borrower represents and warrants to Agent that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form except the following:

Name: PULMATRIX INC.

Used during dates of:  04/25/2003 to 6/15/20151

Type of Organization: Corporation

State of organization:  DELAWARE

Organization file Number:    3649036

Borrower’s fiscal year ends on December 31

Borrower’s federal employer tax identification number is: 35-2203161

3.   Borrower represents and warrants to Agent that its chief executive office is located at 99 Hayden Avenue, Suite 360, Lexington, MA 02421.

1 The Merger is currently expected to be consummated after market hours on June 15, 2015. Immediately prior to the consummation of the Merger, Pulmatrix Inc. will change its name to “Pulmatrix Operating Company, Inc.”

EXHIBIT D

BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

Patents

Granted Patents And Pending PCT Or National Patent Filings

Pulmatrix Family	Pulmatrix Id #	Application No.	Effective Filing Date	Title	Status	Patent No.
Harv 2028	Harv 2028 Us Con	12/351,328	9-Jan-09	Surfactant Formulations Limiting Spread Of Pulmonary Infections	Granted	8,858,917
	HARV 2028 AU	2003243191	8-Jun-06		Granted	2003243191
	HARV 2028 CA	2,483,917	1-May-03		Granted	2,483 917

Pul 100	Pul 100 Au	2005219431	3-Mar-05	Formulations Decreasing Particle Exhalation	Granted	2005219431
	PUL 100 AU DIV	2009225363	14-Oct-09		Granted	2009225363
	PUL 100 CA	2558426	3-Mar-05		Granted	2558426
	PUL 100 US DIV	11/714,999	6-Mar-07		Granted	8,187,637
	PUL 100 US CON	13/455,585	25-Apr-12		Granted	8,591,866
	PUL 100 US CON2	14/058,852	21-Oct-13		Active	Not Applicable

Pul 101/104	Pul 101 Jp	2007-550530	10-Jan-06	Method And Device For Decreasing Contamination	Granted	5075638
	PUL 101-104 US	11/827,031	10-Jul-07		Granted	8,627,821
Pul 102	Pul 102 Au	2006244478	5-May-06	Ultrasonic Aerosol Generator	Granted	2006244478
	PUL 102 CN	200680019893.80	5-May-06		Granted	ZL 200680019893.8
	PUL 102 HK	9101419.2	5-May-06		Granted	HK1121424

Pul 103	Pul 103 Eu	200702520	18-May-06	Formulations For Alteration Of Biophysical Properties Of Mucosal Lining	Granted	016072
	PUL 103 MX	2007/014468	18-May-06		Granted	282648
	PUL 103 MX-DIV	2011/000219	6-Jan-11		Granted	302161
	PUL 103 NZ	564110	18-May-06		Granted	564110
	PUL 103 NZ-DIV2	593475	15-Jun-11		Granted	564110
	PUL 103 US-CON3	14/541,648	14-Nov-14		Active	Not Applicable

Pul 107	Pul 107 Us-Con	14/568,809	12-Dec-14	Calcium Citrate And Calcium Lactate Formulations For Alteration Of Biophysical Properties Of Mucosal Lining	Active	Not Applicable

Pul 108	Pul 108 Au	2010229724	26-Mar-10

Pharmaceutical Formulations And Methods For Treating Respiratory Tract Infections

Validated Ep Countries:
France (Fr)
Germany (De)
Italy (It)
Spain (Es)
United Kingdom (Uk)
Sweden (Se)
Portugal (Pt)
Ireland (Ie)
Netherlands (Nl)
Belgium (Be)
Greece (Gr)
Turkey (Tr)
Norway (No)
Denmark (Dk)

					Granted	Au 2010229724
	PUL 108 EP	10711127	26-Mar-10		Granted	EP2315580
	PUL 108 HK	11111136.9	18-Oct-11		Granted	HK1156847
	PUL 108 MX	2011-009959	26-Mar-10		Granted	316366
	PUL 108 US-CON	14/061,006	23-Oct-13		Active	Not Applicable

Pul 109	Pul 109 Au	2010229668	26-Mar-10	Dry Powder Formulations And Methods For Treating Pulmonary Diseases	Active	Not Applicable
	PUL 109 BR	PI1011721-0	26-Mar-10		Active	Not Applicable
	PUL 109 CA	2754691	26-Mar-10		Active	Not Applicable
	PUL 109 CN	201080023554.3	26-Mar-10		Active	Not Applicable
	PUL 109 EP	10713283.9	26-Mar-10		Active	Not Applicable
	PUL 109 HK	12106373	29-Jun-12		Active	Not Applicable
	PUL 109 IN	7373/DELNP2011	26-Mar-10		Active	Not Applicable
	PUL 109 IL	215276	26-Mar-10		Active	Not Applicable
	PUL 109 JP	2012-502314	26-Mar-10		Granted	JP 5671001
	PUL 109 JP DIV	2014-256325	26-Mar-10		Active	Not Applicable
	PUL 109 KR	10-2011-7024843	26-Mar-10		Active	Not Applicable
	PUL 109 MX	2011-009957	26-Mar-10		Active	Not Applicable
	PUL 109 NZ-DIV	621065	Not Available		Active	Not Applicable
	PUL 109 RU	2011137960	26-Mar-10		Active	Not Applicable
	PUL 109 US-CON	14/456,445	11-Aug-14		Active	Not Applicable

Pul 114	Pul 114 Ep	Ep2448571	26-Aug-11	Respirably Dry Powder Comprising Calcium Lactate, Sodium Chloride And Leucine	Granted	2448571
	PUL 114 US	13/504,284	26-Apr-12		Granted	8,758,824
	PUL 114 US-CON	14/284,880	22-May-14		Notice Of Acceptance	Not Available

Pul 115	Pul 115 Au	2011308865	29-Sep-11	Monovalent Metal Cation Dry Powders	Active	Not Applicable
	115BR	BR 11 2013 007304 7	29-Sep-11		Active	Not Applicable
	115 CA	2,812,414	29-Sep-11		Active	Not Applicable
	115 CN	201180057314.X	29-Sep-11		Active	Not Applicable
	115 EP	11770941	29-Sep-11		Active	Not Applicable
	115 HK	14100210.8	8-Jan-14		Active	Not Applicable
	115 IN	2755/DELNP/2013	29-Sep-11		Active	Not Applicable
	115 IL	225398	29-Sep-11		Active	Not Applicable
	115 JP	2013-531826	29-Sep-11		Active	Not Applicable
	115 KR	10-2013-7010157	29-Sep-11		Active	Not Applicable
	115 RU	2013118453	29-Sep-11		Active	Not Applicable
	115 MX	2013/003478	29-Sep-11		Active	Not Applicable
	115 NZ-DIV	Not Available	Not Available		Active	Not Applicable
	PUL 115 US	13/876,312	4-Jun-13		Active	Not Applicable

Pul 116	Pul 116 Us	13/876,315	27-Mar-13	Cationic Dry Powders	Active	Not Applicable
	PUL 116 AU	2011314007	29-Sep-11		Active	Not Applicable

	PUL 116 CA	2,812,417	29-Sep-11		Active	Not Applicable
	PUL 116 EP	11767877.1	29-Sep-11		Active	Not Applicable
	PUL 116 IL	225399	21-Mar-13		Active	Not Applicable
	PUL 116 NZ-DIV	Not Available	Not Available		Active	Not Applicable
	PUL 116 US	13/876,315	27-Mar-13		Active	Not Applicable

Pul 117	Pul 117 Au	2011296343	26-Aug-11	Dry Powder Formulations And Methods For Treating Pulmonary Diseases	Active	Not Applicable
	PUL 117 CA	2,809,666	26-Aug-11		Active	Not Applicable
	PUL 117 CN	2.0118E+11	26-Aug-11		Active	Not Applicable
	PUL 117 EP	11751775.5	26-Aug-11		Active	Not Applicable
	PUL 117 HK	13114302.9	25-Dec-13		Active	Not Applicable
	PUL 117 IL	224916	26-Aug-11		Active	Not Applicable
	PUL 117 JP	2013-527146	26-Aug-11		Active	Not Applicable
	PUL 117 NZ_DIV	703804	26-Aug-11		Active	Not Applicable
	PUL 117 US	13/817,963	20-Feb-13		Active	Not Applicable

Pul 118	Pul 118 Us	14/350,235	7-Apr-14	Methods For Treating And Diagnosing Respiratory Tract Infections	Active	Not Applicable

Pul 121	Pul 121 Us	14/378,453	13-Aug-14	Inhalable Dry Powders	Active	Not Applicable

	PUL 121 AU	Not Available	Not Available		Active	Not Applicable
	PUL 121 CA	2,865,972	8-Oct-14		Active	Not Applicable
	PUL 121 EP	13709666.5	21-Aug-14		Active	Not Applicable
	PUL 121 IL	Not Available	Not Available		Active	Not Applicable
	PUL 121 IN	6933/DELNP/2014	19-Aug-14		Active	Not Applicable
	PUL 121 JP	2014-560032	27-Aug-14		Active	Not Applicable
	PUL 121 NZ	629722	20-Aug-14		Active	Not Applicable

Pul 131	Pul 131 Pct	Pct/Us2014/25660	13-Mar-14	Tiotropium Dry Powders	Pct Phase	Not Applicable

Pending Provisional Applications

Pulmatrix Family	Pulmatrix Id #	Application No.	Effective Filing Date	Title	Status	Patent No.
Pul 129	Pul 129 P2	61/976,601	8-Apr-14	iCALM Methods	Active	Not Applicable

Pul 132	132p2	62/047,949	9-Sep-14	iSPERSE Formulations	Active	Not Applicable

Pul 133	Pul 133p2	62.047,956	9-Sep-14	iSPERSE Formulations	Active	Not Applicable

Pul 134	Pul 134p2	62/061,457	8-Oct-14	iSPERSE Methods	Active	Not Applicable

Pul 135	Pul 135p2	62/047,943	9-Sep-14	iSPERSE Formulations	Active	Not Applicable

Pul 136	Pul 136p	61/977,762	10-Apr-14	iCALM Methods	Active	Not Applicable

Pul 137	Pul 137p	61/978,289	11-Apr-14	iSPERSE Methods	Active	Not Applicable

Pul 138	Pul 138p	62/061,436	8-Oct-14	PUR0200 Formulations	Active	Not Applicable

Pul 139	Pul 139p	62/061,433	8-Oct-14	PUR0200 Formulations	Active	Not Applicable

Pul 140	Pul 140p	62/081,795	19-Nov-14	iSPERSE Methods	Active	Not Applicable

Oculus Patent Portfolio – Updated December 12, 2014

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
EP	Active oxygen containing solution for promoting growth of tissue cells at wound sites	00 124 968.9	1 103 264	11/16/00	11/17/99	05/30/07	Revoked following opposition.
US	Solution for promoting growth of tissue cells at wound sites and production process therefore	09/714,826		11/17/00	11/17/99		Abandoned.
US	Solution for promoting growth of tissue cells at wound sites and production process therefore	10/146,140		05/16/02	11/17/99 11/17/00		Abandoned.
US	Negative and positive oxidative reductive potential (ORP) water and method and apparatus for producing the same	60/338,376		12/05/01	12/05/01		Expired.
PCT	Method and apparatus for producing negative and positive oxidative reductive potential (ORP) water	PCT/US02/38861		12/05/02	12/05/01		Expired.
AU	Method and apparatus for producing negative and positive oxidative reductive potential (ORP) water	2002353060		12/05/02	12/05/01		Abandoned.
CA	Method and apparatus for producing negative and positive oxidative reductive potential (ORP) water– Oculus Innovative Sciences, Inc.	2,468,856	2,468,856	12/05/02	12/05/01	07/26/11	Issued.	12/05/2022
JP	Method and apparatus for producing negative and positive oxidative reductive potential (ORP) water – Oculus Innovative Sciences, Inc.	549596/2003	3988827	12/05/02	12/05/01	07/27/07	Issued.	12/05/2022

Oculus Patent Portfolio – Updated December 12, 2014

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
EP	Method and apparatus for producing negative and positive oxidative reductive potential (ORP) water – Oculus Innovative Sciences, Inc.	02790029.9	1 461 474	12/05/02	12/05/01	12/05/01	Issued.	12/05/2022
DE	Method and apparatus for producing negative and positive oxidative reductive potential (ORP) water – Oculus Innovative Sciences, Inc.	02790029.9	602 41 680.9	12/05/02	12/05/01	11/30/11	Issued.	12/05/2022
ES	Method and apparatus for producing negative and positive oxidative reductive potential (ORP) water – Oculus Innovative Sciences, Inc.	20020790029T	2377945	12/05/02	12/05/01	11/30/11	Issued.	12/05/2022
GB	Method and apparatus for producing negative and positive oxidative reductive potential (ORP) water – Oculus Innovative Sciences, Inc.	02790029.9	1 461 474	12/05/02	12/05/01	11/30/11	Issued.	12/05/2022
FR	Method and apparatus for producing negative and positive oxidative reductive potential (ORP) water – Oculus Innovative Sciences, Inc.	02790029.9	1 461 474	12/05/02	12/05/01	11/30/11	Issued.	12/05/2022

Oculus Patent Portfolio – Updated December 12, 2014

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
IT	Method and apparatus for producing negative and positive oxidative reductive potential (ORP) water – Oculus Innovative Sciences, Inc.	02790029.9	1 461 474	12/05/02	12/05/01	11/30/11	Issued.	12/05/2022
US	Method and apparatus for producing negative and positive oxidative reductive potential (ORP) water	10/496,092	8,062,500	12/05/02	12/05/01	11/22/11	Issued. 712 days of PTA	11/16/2024
MX	Method and apparatus for producing negative and positive oxidative reductive potential (ORP) water	PA/a/2003/007923		12/05/02	12/05/01		Abandoned
AU	Method and apparatus for producing negative and positive oxidative reductive potential (ORP) water	2009-203008		12/05/02	12/5/01 12/5/02		Abandoned
AU	Method and apparatus for producing negative and positive oxidative reductive potential (ORP) water	2012201437	2012201437	12/05/02	12/5/02	10/11/12	Issued.	12/05/2022
US	Electrolytic cell for producing charged anode water suitable for surface cleaning or treatment, and method for producing same and use of the same	10/242,779	7,090,753	09/13/02	09/14/01	08/15/06	Issued. 301 days of PTA.	07/11/2023
US	Electrolytic cell for producing charged anode water suitable for surface cleaning or treatment, and method for producing same and use of the same	11/502,821	7,442,288	08/11/06	09/14/01	10/28/08	Issued. 35 days PTA.	10/18/2022

Oculus Patent Portfolio – Updated December 12, 2014

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
EP	Electrolytic cell for producing charged anode water suitable for surface cleaning or treatment, and method for producing same and use of the same	02020429.3	1 293 481	09/11/02	09/14/01	02/21/07	Issued.	09/11/2022
AT	Electrolytic cell for producing charged anode water suitable for surface cleaning or treatment, and method for producing same and use of the same	20020020429T	1 293 481	09/11/02	09/14/01	02/21/07	Issued.	09/11/2022
DE	Electrolytic cell for producing charged anode water suitable for surface cleaning or treatment, and method for producing same and use of the same	20020020429T	1 293 481	09/11/02	09/14/01	02/21/07	Issued.	09/11/2022
DE	Electrolytic cell for producing charged anode water suitable for surface cleaning or treatment, and method for producing same and use of the same	20026018256T	1 293 481	09/11/02	09/14/01	02/21/07	Issued	09/11/2022
ES	Electrolytic cell for producing charged anode water suitable for surface cleaning or treatment, and method for producing same and use of the same	20020020429T	1 293 481	09/11/02	09/14/01	02/21/07	Issued	09/11/2022
US	Oxidative potential water solution, processes for producing same and methods of using the same	60/533,583		12/30/03			Expired

Oculus Patent Portfolio – Updated December 12, 2014

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
US	Oxidative potential water solution, processes for producing same and methods of using the same	10/862,092		06/04/04	12/30/03		Pending
US	Oxidative potential water solution, processes for producing same and methods of using the same	10/916,278		08/11/04	12/30/03		Pending
US	Oxidative potential water solution, processes for producing same and methods of using the same	10/916,566		08/11/04	12/30/03		Pending
PCT	Oxidative potential water solution, processes for producing same and methods of using the same	PCT/US04/043961		12/30/04	12/30/03		Expired
CN	Oxidative potential water solution, processes for producing same and methods of using the same	200480002201		12/30/04	12/30/03		Pending
JP	Oxidative potential water solution, processes for producing same and methods of using the same	547576/2006	5528657	12/30/04	12/30/03	04/25/14	Issued	12/30/2024
KR	Oxidative potential water solution, processes for producing same and methods of using the same	10-2006-7015435	10-1249639	12/30/04	12/30/03	03/26/13	Issued	12/30/2024
IN	Oxidative potential water solution, processes for producing same and methods of using the same	4188/DELNP/2005	249157	12/30/04	12/30/03	10/05/11	Issued.	12/30/2024
MX	Oxidative potential water solution, processes for producing same and methods of using the same	PA/a/2005/009960	319100	12/30/04	12/30/03	04/04/14	Issued.	12/30/2024

Oculus Patent Portfolio – Updated December 12, 2014

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
CA	Oxidative potential water solution, processes for producing same and methods of using the same	2,553,943	2,553,943 C	12/30/04	12/30/03	02/11/14	Issued.	12/30/2024
AU	Oxidative potential water solution, processes for producing same and methods of using the same	2004311432		12/30/04	12/30/03		Abandoned
AU	Oxidative potential water solution, processes for producing same and methods of using the same	2011200390	2011200390	12/30/04*	12/30/03	09/12/13	Issued.	12/30/2024
EP	Oxidative potential water solution, processes for producing same and methods of using the same	04815950.3		12/30/04	12/30/03		Pending.	12/30/2024
EP	Oxidative potential water solution, processes for producing same and methods of using the same	10012683.8		12/30/04	12/30/03		Pending.	12/30/2024
HK	Oxidative potential water solution, processes for producing same and methods of using the same	07103435.0		12/30/04	12/30/03		Pending.	12/30/2024
US	Method of treating diabetic foot ulcers using oxidative reductive potential water solution	60/664,361		03/23/05	03/23/05		Expired.
US	Method of treating diabetic foot ulcers using oxidative reductive potential water solution	60/730,743		10/27/05	10/27/05		Expired.
US	Method of treating diabetic foot ulcers using oxidative reductive potential water solution	60/760,557		01/20/06	01/20/06		Expired.

Oculus Patent Portfolio – Updated December 12, 2014

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
US	Method of treating diabetic foot ulcers using oxidative reductive potential water solution	11/388,912	8,323,252	03/23/06	03/23/05	12/04/12	Issued. 580 days of PTA.	10/24/2027
PCT	Method of treating diabetic foot ulcers using oxidative reductive potential water solution	PCT/US06/11252		03/23/06	03/23/05		Expired.
EP	Method of treating diabetic foot ulcers using oxidative reductive potential water solution	06739816.4		03/23/06	03/23/05		Pending.
CN	Method of treating diabetic foot ulcers using oxidative reductive potential water solution	200680013613.2		03/23/06	03/23/05		Pending.
IN	Method of treating diabetic foot ulcers using oxidative reductive potential water solution	8161/DELNP/2007		03/23/06	03/23/05		Abandoned.
KR	Method of treating diabetic foot ulcers using oxidative reductive potential water solution	10-2007-7024246		03/23/06	03/23/05		Pending.
JP	Method of treating diabetic foot ulcers using oxidative reductive potential water solution	503291/2008		03/23/06	03/23/05		Pending.
CA	Method of treating diabetic foot ulcers using oxidative reductive potential water solution	2,602,522	2,602,522	03/23/06	03/23/05	09/09/14	Issued.	03/23/2026
AU	Method of treating diabetic foot ulcers using oxidative reductive potential water solution	2006226750	2006226750	03/23/06	03/23/05	11/01/12	Issued.	03/23/2026

Oculus Patent Portfolio – Updated December 12, 2014

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
MX	Method of treating diabetic foot ulcers using oxidative reductive potential water solution	MX/a/2007/011709	304153	03/23/06	03/23/05	10/09/12	Issued.	03/23/2026
BR	Method of treating diabetic foot ulcers using oxidative reductive potential water solution	PI0609429-5		03/23/06	03/23/05		Pending.
HK	Method of treating diabetic foot ulcers using oxidative reductive potential water solution	08106473.5		03/23/06	03/23/05		Abandoned.
HK	Method of treating diabetic foot ulcers using oxidative reductive potential water solution	08106484.2		03/23/06	03/23/05		Abandoned.
HK	Method of treating diabetic foot ulcers using oxidative reductive potential water solution	08106689.5		03/23/06	03/23/05		Pending.
US	Method of Treating Second and Third Degree Burns Using Oxidative Reductive Potential Water	60/667,101		03/31/05	03/31/05		Expired.
US	Method of Treating Second and Third Degree Burns Using Oxidative Reductive Potential Water	11/388,930	8,840,873	03/23/06	03/23/05	09/23/14	Issued. TD over US 10/916,278 (pending); 10/916,566 (pending) (06/04/04). 1635 days of PTA	06/24/2024 (but can be reduced based on terminal disclaimer once those cases issue as patents)
PCT	Method of Treating Second and Third Degree Burns Using Oxidative Reductive Potential Water	PCT/US06/11251		03/23/06	03/31/05		Expired.

Oculus Patent Portfolio – Updated December 12, 2014

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
EP	Method of Treating Second and Third Degree Burns Using Oxidative Reductive Potential Water	06739815.6		03/23/06	03/23/05		Pending.
CN	Method of Treating Second and Third Degree Burns Using Oxidative Reductive Potential Water	200680013725.8	101163492	03/23/06	03/23/05	01/30/13	Issued.	03/23/2026
IN	Method of Treating Second and Third Degree Burns Using Oxidative Reductive Potential Water	8160/DELNP/2007		03/23/06	03/23/05		Abandoned.
KR	Method of Treating Second and Third Degree Burns Using Oxidative Reductive Potential Water	10-2007-7024245		03/23/06	03/23/05		Pending.
JP	Method of Treating Second and Third Degree Burns Using Oxidative Reductive Potential Water	503290/2008		03/23/06	03/23/05		Pending.
CA	Method of Treating Second and Third Degree Burns Using Oxidative Reductive Potential Water	2,602,411		03/23/06	03/23/05		Pending.
AU	Method of Treating Second and Third Degree Burns Using Oxidative Reductive Potential Water	2006226749	2006226749	03/23/06	03/23/05	11/01/12	Issued.	03/23/2026
MX	Method of Treating Second and Third Degree Burns Using Oxidative Reductive Potential Water	MX/a/2007/011706	304152	03/23/06	03/23/05	10/09/12	Issued.	03/23/2026
BR	Method of Treating Second and Third Degree Burns Using Oxidative Reductive Potential Water	PI 0609711-1		03/23/06	03/23/05		Pending.

Oculus Patent Portfolio – Updated December 12, 2014

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
HK	Method of Treating Second and Third Degree Burns Using Oxidative Reductive Potential Water	08106681.3	1116340	03/23/06	03/23/05	10/11/13	Issued.	03/23/2026
US	Method of using oxidative reductive potential water solution in dental applications	60/676,883		05/02/05	05/02/05		Expired.
US	Method of using oxidative reductive potential water solution in dental applications	11/416,091		05/02/06	05/02/05		Pending.
PCT	Method of using oxidative reductive potential water solution in dental applications	PCT/US06/16856		05/02/06	05/02/05		Expired.
EP	Method of using oxidative reductive potential water solution in dental applications	06752104.7		05/02/06	05/02/05		Pending.
CN	Method of using oxidative reductive potential water solution in dental applications	200680019804.X	101189017	05/02/06	05/02/05	04/03/13	Issued.	05/02/2026
IN	Method of using oxidative reductive potential water solution in dental applications	9318/DELNP/2007		05/02/06	05/02/05		Abandoned.
BR	Method of using oxidative reductive potential water solution in dental applications	PI0610901-2		05/02/06	05/02/05		Pending.
CA	Method of using oxidative reductive potential water solution in dental applications	2,606,734		05/02/06	05/02/05		Pending.

Oculus Patent Portfolio – Updated December 12, 2014

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
MX	Method of using oxidative reductive potential water solution in dental applications	MX/a/2007/013774	317267	05/02/06	05/02/05	01/29/14	Issued.	05/02/2026
JP	Method of using oxidative reductive potential water solution in dental applications	510139/2008		05/02/06	05/02/05		Pending
KR	Method of using oxidative reductive potential water solution in dental applications	10-2007-7028020		05/02/06	05/02/05		Pending.
AU	Method of using oxidative reductive potential water solution in dental applications	2006242175		05/02/06	05/02/05		Abandoned.
HK	Method of using oxidative reductive potential water solution in dental applications	08113022.7	1123484	05/02/06	05/02/05	01/10/14	Issued.	05/02/2026
AU	Method of using oxidative reductive potential water solution in dental applications	2012241151		12/30/04	12/30/03	09/12/13	Pending
US	Methods of treating or preventing peritonitis with oxidative reductive potential water solution	60/760,635		01/20/06	01/20/06		Expired.
US	Methods of treating or preventing peritonitis with oxidative reductive potential water solution	11/656,328	8,147,444	01/22/07	01/20/06	04/03/12	Issued. No PTA.	01/22/2027
PCT	Methods of treating or preventing peritonitis with oxidative reductive potential water solution	PCT/US07/060860		01/22/07	01/20/06		Expired.

Oculus Patent Portfolio – Updated December 12, 2014

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
EP	Methods of treating or preventing peritonitis with oxidative reductive potential water solution	07717981.0		01/22/07	01/20/06		Pending.
CN	Methods of treating or preventing peritonitis with oxidative reductive potential water solution	200780009873.7		01/22/07	01/20/06		Pending.
IN	Methods of treating or preventing peritonitis with oxidative reductive potential water solution	7025/DELNP/2008		01/22/07	01/20/06		Pending.
KR	Methods of treating or preventing peritonitis with oxidative reductive potential water solution	10-2008-7020291		01/22/07	01/20/06		Pending.
JP	Methods of treating or preventing peritonitis with oxidative reductive potential water solution	551573/2008		01/22/07	01/20/06		Pending.
CA	Methods of treating or preventing peritonitis with oxidative reductive potential water solution	2,637,197		01/22/07	01/20/06		Pending.
MX	Methods of treating or preventing peritonitis with oxidative reductive potential water solution	MX/a/2008/009302	310536	01/22/07	01/20/06	06/14/13	Issued.	01/22/2027
BR	Methods of treating or preventing peritonitis with oxidative reductive potential water solution	07006676-7		01/22/07	01/20/06		Pending.
AU	Methods of treating or preventing peritonitis with oxidative reductive potential water solution	2007205863	2007205863	01/22/07	01/20/06	10/03/13	Issued.	01/22/2027

Oculus Patent Portfolio – Updated December 12, 2014

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
HK	Methods of treating or preventing peritonitis with oxidative reductive potential water solution	09108793.3		01/22/07	01/20/06		Pending.
US	Methods of treating or preventing peritonitis with oxidative reductive potential water solution	13/436,288	8,834,445	03/30/12	01/20/06	09/16/14	Issued. 0 days of PTA	01/22/2027
US	Methods of preventing or treating sinusitis with oxidative reductive potential water solution	60/760,567		01/20/06	01/20/06		Expired.
US	Methods of preventing or treating sinusitis with oxidative reductive potential water solution	11/656,088		01/22/07	01/20/06		Pending.
PCT	Methods of preventing or treating sinusitis with oxidative reductive potential water solution	PCT/US07/060856		01/22/07	01/20/06		Expired.
EP	Methods of preventing or treating sinusitis with oxidative reductive potential water solution	07718192.3		01/22/07	01/20/06		Pending.
CN	Methods of preventing or treating sinusitis with oxidative reductive potential water solution	200780009773.4		01/22/07	01/20/06		Pending.
IN	Methods of preventing or treating sinusitis with oxidative reductive potential water solution	7024/DELNP/2008		01/22/07	01/20/06		Pending.
KR	Methods of preventing or treating sinusitis with oxidative reductive potential water solution	10-2008-7020289		01/22/07	01/20/06		Pending.

Oculus Patent Portfolio – Updated December 12, 2014

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
JP	Methods of preventing or treating sinusitis with oxidative reductive potential water solution	551571/2008		01/22/07	01/20/06		Pending.
CA	Methods of preventing or treating sinusitis with oxidative reductive potential water solution	2,637,178		01/22/07	01/20/06		Pending.
MX	Methods of preventing or treating sinusitis with oxidative reductive potential water solution	MX/a/2008/009234	312635	01/22/07	01/20/06	08/26/13	Issued.	01/22/2027
BR	Methods of preventing or treating sinusitis with oxidative reductive potential water solution	PI0706677-5		01/22/07	01/20/06		Pending.
AU	Methods of preventing or treating sinusitis with oxidative reductive potential water solution	2007205861	2007205861	01/22/07	01/20/06	08/22/13	Issued.	01/22/2027
HK	Methods of preventing or treating sinusitis with oxidative reductive potential water solution	09108882.5		01/22/07	01/20/06		Pending.
US	Methods of Treating Inflammation and Hypersensitivity With Oxidative Reductive Potential Water Solution	60/760,645		01/20/06	01/20/06		Expired.
US	Methods of Treating Inflammation and Hypersensitivity With Oxidative Reductive Potential Water Solution	11/656,087		01/22/07	01/20/06		Abandoned.

Oculus Patent Portfolio – Updated December 12, 2014

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
PCT	Methods of Treating Inflammation and Hypersensitivity With Oxidative Reductive Potential Water Solution	PCT/US07/060854		01/22/07	01/20/06		Expired.
EP	Methods of Treating Inflammation and Hypersensitivity With Oxidative Reductive Potential Water Solution	07718160.0		01/22/07	01/20/06		Pending.
CN	Methods of Treating Inflammation and Hypersensitivity With Oxidative Reductive Potential Water Solution	200780009789.5		01/22/07	01/20/06		Pending.
IN	Methods of Treating Inflammation and Hypersensitivity With Oxidative Reductive Potential Water Solution	7023/DELNP/2008		01/22/07	01/20/06		Pending.
KR	Methods of Treating Inflammation and Hypersensitivity With Oxidative Reductive Potential Water Solution	10-2008-7020287		01/22/07	01/20/06		Pending.
JP	Methods of Treating Inflammation and Hypersensitivity With Oxidative Reductive Potential Water Solution	551570/2008	5449780	01/22/07	01/20/06	01/10/14	Issued.	01/22/2027
CA	Methods of Treating Inflammation and Hypersensitivity With Oxidative Reductive Potential Water Solution	2,637,175		01/22/07	01/20/06		Pending.

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
MX	Methods of Treating Inflammation and Hypersensitivity With Oxidative Reductive Potential Water Solution	MX/a/2008/009235	309802	01/22/07	01/20/06	05/21/13	Issued.	01/22/2027
BR	Methods of Treating Inflammation and Hypersensitivity With Oxidative Reductive Potential Water Solution	PI0706671-6		01/22/07	01/20/06		Pending.
AU	Methods of Treating Inflammation and Hypersensitivity With Oxidative Reductive Potential Water Solution	2007205860	2007205860	01/22/07	01/20/06	05/16/13	Issued.	01/22/2027
HK	Methods of Treating Inflammation and Hypersensitivity With Oxidative Reductive Potential Water Solution	09108800.4		01/22/07	01/20/06		Pending.
US	Methods of Treating Inflammation and Hypersensitivity With Oxidative Reductive Potential Water Solution	12/643,191		12/21/09	01/20/06		Pending.
US	Methods of Treating or Preventing Biofilm Associated Infections with Free Available Chlorine Water	61/139,972		12/22/08	12/22/08		Expired.
US	Methods of Treating or Preventing Biofilm Associated Infections with Free Available Chlorine Water	12/645,419		12/22/09	12/22/08		Pending.

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
PCT	Methods of Treating or Preventing Biofilm Associated Infections with Free Available Chlorine Water	PCT/US09/69345		12/22/09	12/22/08		Expired.
EP	Methods of Treating or Preventing Biofilm Associated Infections with Free Available Chlorine Water	09796575.0		12/22/09	12/22/08		Pending.
US	Methods of Treating or Preventing Influenza Associated Illnesses with Oxidative Reductive Potential Water Solutions	61/177,275		05/11/09	05/11/09		Expired.
PCT	Methods of Treating or Preventing Influenza Associated Illnesses with Oxidative Reductive Potential Water Solutions	PCT/US10/34238		05/10/10	05/11/09		Expired.
US	Methods of Treating or Preventing Influenza Associated Illnesses with Oxidative Reductive Potential Water Solutions	13/320,225		05/10/10	05/11/09		Pending.
CN	Methods of Treating or Preventing Influenza Associated Illnesses with Oxidative Reductive Potential Water Solutions	201080027346.0		05/10/10	05/11/09		Pending.
CA	Methods of Treating or Preventing Influenza Associated Illnesses with Oxidative Reductive Potential Water Solutions	2,761,710		05/10/10	05/11/09		Pending.

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
EP	Methods of Treating or Preventing Influenza Associated Illnesses with Oxidative Reductive Potential Water Solutions	10775333.7		05/10/10	05/11/09		Pending.
IN	Methods of Treating or Preventing Influenza Associated Illnesses with Oxidative Reductive Potential Water Solutions	9597/DELNP/2011		05/10/10	05/11/09		Abandoned.
MX	Methods of Treating or Preventing Influenza Associated Illnesses with Oxidative Reductive Potential Water Solutions	MX/A/2011/013296		05/10/10	05/11/09		Pending.
AU	Methods of Treating or Preventing Influenza Associated Illnesses with Oxidative Reductive Potential Water Solutions	2010247866		05/02/06	05/02/05		Pending.
US	Antimicrobial solutions containing dichloride monoxide and methods of making and using the same	60/906,939		03/13/07	03/13/07		Expired.
PCT	Antimicrobial solutions containing dichloride monoxide and methods of making and using the same	PCT/US08/56919		03/13/08	03/13/07		Expired.
EP	Antimicrobial solutions containing dichloride monoxide and methods of making and using the same	08732167.5		03/13/08	03/13/07		Pending.
CN	Antimicrobial solutions containing dichloride monoxide and methods of making and using the same	200880013108.7		03/13/08	03/13/07		Pending.

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
HK	Antimicrobial solutions containing dichloride monoxide and methods of making and using the same	10106353.6		03/13/08	03/13/07		Pending.
IN	Antimicrobial solutions containing dichloride monoxide and methods of making and using the same	5841/DELNP/2009		03/13/08	03/13/07		Pending.
JP	Antimicrobial solutions containing dichloride monoxide and methods of making and using the same	553790/2009		03/13/08	03/13/07		Pending.
KR	Antimicrobial solutions containing dichloride monoxide and methods of making and using the same	10-2009-7020066		03/13/08	03/13/07		Pending.
AU	Antimicrobial solutions containing dichloride monoxide and methods of making and using the same	2008224968	2008224968	03/13/08	03/13/07	12/05/13	Issued.	03/13/2028
BR	Antimicrobial solutions containing dichloride monoxide and methods of making and using the same	PI0808856-0		03/13/08	03/13/07		Pending.
MX	Antimicrobial solutions containing dichloride monoxide and methods of making and using the same	MX/a/2009/009760		03/13/08	03/13/07		Pending.
CA	Antimicrobial solutions containing dichloride monoxide and methods of making and using the same	2,680,483		03/13/08	03/13/07		Pending.
US	Antimicrobial solutions containing dichloride monoxide and methods of making and using the same	12/531,276	8,784,900	03/13/08 371 (03/13/08)	03/13/07	07/22/14	Issued. 445 days of PTA.	06/01/2029

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
US	Antimicrobial solutions containing dichloride monoxide and methods of making and using the same	14/336,575		07/21/14	03/13/07		Pending
US	Method and Apparatus for Treating a Wound	61/058,208		06/03/08	06/03/08		Expired
US	Method and Apparatus for Treating a Wound	12/477,792		06/03/09	06/03/08		Pending.
PCT	Method and Apparatus for Treating a Wound	PCT/US2009/046168		06/03/09	06/03/08		Expired.
US	Solution Containing Hypochlorous Acid and Methods of Using Same	61/268,764		06/15/09	06/15/09		Expired.
PCT	Solution Containing Hypochlorous Acid and Methods of Using Same	PCT/US10/38697		06/15/10	06/15/09		Expired.
US	Solution Containing Hypochlorous Acid and Methods of Using Same	13/378,659		06/15/10	06/15/09		Pending.
CN	Solution Containing Hypochlorous Acid and Methods of Using Same	201080033620.5		06/15/10	06/15/09		Pending.
BR	Solution Containing Hypochlorous Acid and Methods of Using Same	PI10118861		06/15/10	06/15/09		Pending.
MX	Solution Containing Hypochlorous Acid and Methods of Using Same	MX/A/2011/013682		06/15/10	06/15/09		Pending.
KR	Solution Containing Hypochlorous Acid and Methods of Using Same	10-2012-7000196		06/15/10	06/15/09		Pending.
JP	Solution Containing Hypochlorous Acid and Methods of Using Same	516208/2012		06/15/10	06/15/09		Pending.
CA	Solution Containing Hypochlorous Acid and Methods of Using Same	CA 2,765,696		06/15/10	06/15/09		Pending.
US	Hydrogel Formulation Comprising Oxidative Reductive Potential Water	61/230,023		07/30/09	07/30/09		Expired.
PCT	Hydrogel Formulation Comprising Oxidative Reductive Potential Water	PCT/US2010/043978		07/30/10	07/30/09		Expired.
US	Hydrogel Formulation Comprising Oxidative Reductive Potential Water	13/387,923		07/30/10	07/30/09		Pending.
CN	Hydrogel Formulation Comprising Oxidative Reductive Potential Water	201080039873.3		07/30/10	07/30/09		Pending.
BR	Hydrogel Formulation Comprising Oxidative Reductive Potential Water	PI1200689.1		07/30/09	07/30/09		Pending.

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
MX	Hydrogel Formulation Comprising Oxidative Reductive Potential Water	MX/A/2012/001415		07/30/10	07/30/09		Pending.
CA	Hydrogel Formulation Comprising Oxidative Reductive Potential Water	2,769,644		07/30/10	07/30/09		Pending.
AU	Hydrogel Formulation Comprising Oxidative Reductive Potential Water	2010278812		12/05/02	12/05/01		Pending.
EP	Hydrogel Formulation Comprising Oxidative Reductive Potential Water	EP 10805132.7		07/30/10	07/30/09		Pending.
HK	Hydrogel Formulation Comprising Oxidative Reductive Potential Water	12112598.7		07/30/10	07/30/09		Pending.
US	Stabilized Hypochlorous Acid Solution And Use Thereof	61/826,382		05/22/13	05/22/13		Expired.
PCT	Stabilized Hypochlorous Acid Solution And Use Thereof	PCT/US2014/039202		05/22/14	05/22/13		Expired.
US	Methods Of Treating Polycystic Ovarian Syndrome Using Chlorogenic Acid	61/680,769		08/08/12	08/08/12		Expired.
US	Methods of treating polycystic ovarian syndrome using chlorogenic acid	13/960,999		08/07/13	08/08/12		Pending.

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
PCT	Methods Of Treating Polycystic Ovarian Syndrome Using Chlorogenic Acid	PCT/US2013/053918		08/07/13	08/08/12		Expired.
US	Methods Of Treating Polycystic Ovarian Syndrome Using Chlorogenic Acid	14/248,064		04/08/14	04/08/14		Pending.
JP	Pure Water Electrolytic Cell Provided With Intermediate Chamber	03-215471	3236315	08/27/91		12/21/93	Issued. Expired.	08/27/2011
JP	Liquid Coexisting Hydrogen Ion Or Hydroxide Ion With Oxidizing-Reducing Material By Electrolyzing Pure Water And Its Production	03-346494	3247134	12/27/91			Issued. Expired.	12/27/2011
JP	Pure Water Electrolytic Bath Provided With Intermediate Room	2000-0249261	3299250	08/21/00		04/10/01	Issued.	08/21/2020
JP	Washing Water In Which Hydrogen Ions Or Hydroxy Ions And Oxidation-Reduction Substance Due To Electrolysis Of Pure Water Coexist And Manufacturing Method Thereof	2001-0168807	3338435	06/04/01		02/26/02	Issued.	06/04/2021
JP	Method For Producing Water And Water Obtained	1994-0139190	3396853	06/21/94		04/14/03	Issued. Expired.	06/21/2014

COUNTRY	TITLE	APPLICATION NO.	PATENT NO.	FILING DATE	PRIORITY DATE	ISSUE DATE/ EXPIRATION DATE (IF ISSUED)	STATUS	EXPIRATION DATE
JP	Method For Producing Water Including More Excessive Hydrogen Ions Or Hydroxide Ions Than Counter Ions And Water Thus Obtained	1993-0334572	3458341	12/28/93	07/12/93	03/20/95	Issued. Expired.	07/12/2013.
JP	Electrolyzer And Electrolyzing Method	09-318775	3952228	11/19/1997	—	06/08/99	Issued.	11/19/2017
JP	Production Method Of Electrolytic Water, Washing Water And Washing Method	2000-003647	4462513	01/12/2000	—	05/12/10	Issued.	01/12/2020
JP	Method And Apparatus For Producing Sterilized Water	08-292519					Lapsed.

Trademarks

[Oculus currently holds the trademark for Ruthigen and the Ruthigen logo. Ruthigen retains rights to these marks according to the separation agreement; however, Oculus has not signed the Assignment Agreement as of 3/10/15.]

Country	MWE Ref. No.	Trademark	Status	App. No.	Filing Date	Reg. No.	Reg. Date
Australia	083277-0051	PULMATRIX	Registered	1297086	1-May-09	1297086	7-Sep-09
Australia	083277-0189	iSPERSE	Registered	1428406	1-Jun-11	1428406	1-Jun-11
Canada	083277-0045	PULMATRIX	Allowed	1436752	1-May-09
Canada	083277-0185	iSPERSE	Allowed	1529980	1-Jun-11
China (People's Republic)	083277-0047	PULMATRIX	Registered	7503737	4-May-09	7503737	7-Apr-11
China (People's Republic)	083277-0048	PULMATRIX	Registered	7503736	4-May-09	7503736	7-May-11
China (People's Republic)	083277-0186	iSPERSE	Registered	9557497	2-Jun-11	9557497	28-Aug-12
European Community	083277-0184	iSPERSE	Registered	10016434	2-Jun-11	10016434	27-Dec-11
India	083277-0049	PULMATRIX	Registered	1813425	1-May-09	1813425	24-Feb-11
India	083277-0187	iSPERSE	Pending	2154242	3-Jun-11
Japan	083277-0052	PULMATRIX	Registered	2009-033357	1-May-09	5392167	18-Feb-11
Japan	083277-0190	iSPERSE	Registered	2011-37780	2-Jun-11	5435671	2-Sep-11
Korea, Republic of	083277-0050	PULMATRIX	Registered	40-2009-20429	4-May-09	828164	30-Jun-10
Korea, Republic of	083277-0188	iSPERSE	Registered	40-2011-31325	9-Jun-11	40-0926855	11-Jul-12
United States of America	083277-0012	PULMATRIX	Registered	77/607003	4-Nov-08	4219815	9-Oct-12
United States of America	083277-0020	PULMATRIX	Registered	77/606997	4-Nov-08	4194890	21-Aug-12
United States of America	083277-0404	PULMATRIX (LOGO DESIGN) #2	Allowed	86/183025	3-Feb-14
United States of America	083277-0398	iSPERSE #2	Allowed	86/150908	23-Dec-13
United States of America	083277-0011	EXHALAIR	Registered	77/607013	4-Nov-08	4223613	16-Oct-12

EXHIBIT E

BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

Institution Name and Address	Account Number	Name of Account Owner
Comerica Bank 226 Airport Parkway San Jose, CA 95110 (408) 451-2140	1893954030	Pulmatrix Inc.[2] (operating account)

Comerica Bank 226 Airport Parkway San Jose, CA 95110 (408) 451-2140	1894064524	Pulmatrix Inc.[2] (restricted funds)

2 This bank account is owned by Pulmatrix Inc. on a pre-Merger basis.

EXHIBIT F

FORM OF

COMPLIANCE CERTIFICATE

Hercules Technology Growth Capital, Inc. (as “Agent”)
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated June 11, 2015 and the Loan Documents (as defined therein) entered into in connection with such Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among the several banks and other financial institutions or entities from time to time party thereto (collectively, “Lender”), Hercules Technology Growth Capital, Inc., as agent for Lender (“Agent”), and [●], as Borrower (the “Company”). All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provide certification of information regarding the Company; hereby certifies, in such capacity, that in accordance with the terms and conditions of the Loan Agreement, the Company is in compliance for the period ending [●] of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED

Interim Financial Statements	Monthly within 30 days

Interim Financial Statements	Quarterly within 30 days

Audited Financial Statements	FYE within 150 days

The undersigned further certifies that the above financial statements are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statements and subject to normal year-end audit adjustments) and are consistent from one period to another.

Very Truly Yours,

[●]

By:

Name:

Its:

EXHIBIT G

FORM OF

JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [●], 2015, and is entered into by and between [●], a [●] corporation (“Joining Party”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (as “Agent”).

RECITALS

A. Joining Party’s Affiliate, which is now known as Pulmatrix Operating Company, Inc., a Delaware corporation (the “Company”), has entered into that certain Loan and Security Agreement dated June 11, 2015 with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, the “Lender”) and Agent, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith.

B. Joining Party acknowledges and agrees that it will benefit both directly and indirectly from the Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith.

AGREEMENT

NOW THEREFORE, Joining Party and Agent agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.	By signing this Joinder Agreement, Joining Party shall be bound by the terms and conditions of the Loan Agreement to the same extent as if it were the Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis (and pursuant hereto Joining Party confirms and agrees each representation, warranty, covenant, agreement and obligation as a Borrower under the Loan Agreement); provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Joining Party represents that it is an entity duly organized, legally existing and in good standing under the laws of [●], (b) neither Agent nor Lender shall have any duties, responsibilities or obligations to Joining Party arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith, (c) if Joining Party is covered by the Company’s insurance, Joining Party shall not be required to maintain separate insurance or comply with the provisions of Sections 2.5, 6.1 and 6.2 of the Loan Agreement, and [(d) as long as the Company satisfies the requirements of Section 7.1 of the Loan Agreement, Joining Party shall not have to provide Agent separate Financial Statements.] To the extent that Agent or Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith, those duties, responsibilities or obligations shall flow only to the Company and not to Joining Party or any other Person (as defined in the Loan Agreement). By way of example (and not an exclusive list): (i) Agent’s providing notice to the Company in accordance with the Loan Agreement or as otherwise agreed among the Company, Agent and Lender shall be deemed provided to Joining Party; (ii) a Lender’s providing an Advance to the Company shall be deemed an Advance to Joining Party; and [(iii) Joining Party shall have no right to request an Advance or make any other demand on Lender.]

3.	Joining Party agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities. [NTD: To be excluded from Joinder Agreement Executed by Parent Company.]

4.	Joining Party acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

Joining Party:

_________________________________.

By:
Name:
Title:

Address:

Telephone:
Facsimile:

AGENT:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name:
Title:

Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060

EXHIBIT H

FORM OF

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Technology Growth Capital, Inc.
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301

Re: Loan and Security Agreement dated June 11, 2015 (the “Agreement”) by and among Pulmatrix Inc. (“Borrower”) and Hercules Technology Growth Capital, Inc., as agent (“Company”), and the lenders party thereto (collectively, the “Lender”)

In connection with the above referenced Agreement, Borrower hereby authorizes the Company to initiate debit entries for (i) the periodic payments due under the Agreement and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender pursuant to Section 11.11 of the Agreement to Borrower’s account indicated below. Borrower authorizes the depository institution named below to debit to such account.

Depository Name	Branch

cOMERICA bANK	226 Airport Parkway

City	State and Zip Code

sAN jOSE	cALIFORNIA 95110

Transit/ABA Number	Account Number

1894064524

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

(Borrower)(Please Print)

By:

Date:

EXHIBIT I

FORM OF

CONVERSION ELECTION NOTICE

[INSERT DATE]

[INSERT ADDRESSEE]

Reference is made to that certain Loan and Security Agreement dated June 11, 2015 and all ancillary documents entered into in connection with such Loan and Security Agreement all as may be amended from time to time, (hereinafter referred to collectively as the “Loan Agreement”) among Hercules Technology Growth Capital, Inc., agent, the lenders party thereto and Borrower (as defined in the Loan Agreement). All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

[Borrower/Lender] hereby irrevocably elects [to make/to receive] the Principal Installment Payment in the amount of $[●] due on [●] (the “Delivery Date”) in shares of Common Stock in accordance with Section 2.5 of the Loan Agreement. The number of shares of Common Stock to be delivered to Lender, on or prior to the Delivery Date, is [●], which amount was determined in accordance with Section 2.5 of the Loan Agreement. The stock certificates shall be delivered free and clear of any restrictive legends.

[Borrower/Lender] hereby represents, warrants and certifies to [Lender/Borrower] that, as of the date hereof, all of the Conversion Conditions applicable to [Borrower/Lender] have been satisfied. Borrower/Lender] acknowledges and agrees that its right [to pay/to receive] the Principal Installment Payment in Common Stock in accordance with this Conversion Election Notice is subject to the satisfaction of all applicable Conversion Conditions on the Delivery Date and, to the extent any applicable Conversion Conditions are not satisfied on the Delivery Date, [Borrower/Lender] shall [pay/receive] the Principal Installment Payment in cash.

Sincerely,

[BORROWER/LENDER]

By:

Name:

Its: